CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-KSB of Enwin Resources Inc. for the year ended August 31, 2006, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Annual Report on Form 10-KSB of Enwin Resources Inc. for the year ended August 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Annual Report on Form 10-KSB for the year ended August 31, 2006, fairly presents in all material respects, the financial condition and results of operations of Enwin Resources Inc..

By:	/s/ Michael Bebek
Name:	Michael Bebek
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	November 14, 2006